SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ALBEMARLE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE

OF

ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of common stock, $.01 par value (“Albemarle Common Stock”), of Albemarle Corporation (the “Company” or “Albemarle”) will be held on the first floor of the Pavilion at the Company’s principal executive offices, 330 South Fourth Street, Richmond, Virginia, on Wednesday, March 26, 2003, at 11:00 A.M., Eastern Standard Time, for the following purposes:

1.	To elect a Board of Directors to serve for the ensuing year;

2.	To approve the Albemarle Corporation 2003 Incentive Plan;

3.	To approve the designation of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2003; and

4.	To transact such other business as may properly come before the meeting.

Holders of shares of Albemarle Common Stock of record at the close of business on February 14, 2003, will be entitled to vote at the meeting.

You are requested to fill in, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the meeting. A postage-paid return envelope is enclosed for your convenience.

If you are present at the meeting, you may vote in person even if you already have sent in your proxy.

Seating at the meeting will be on a first-come, first-served basis. To ensure that you have a seat, please arrive early.

By Order of the Board of Directors

George P. Manson, Jr., Secretary

February 26, 2003

PROXY STATEMENT

Annual Meeting Of Shareholders

Albemarle Corporation

To be held March 26, 2003

Approximate date of mailing—February 26, 2003

Proxies in the form enclosed are solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on Wednesday, March 26, 2003. Any person giving a proxy may revoke it at any time before it is voted by delivering a later dated proxy, or written notice of revocation, to the Secretary of the Company or by appearing at the annual meeting and voting in person. Attendance at the annual meeting will not itself revoke a proxy. A proxy, if executed and not revoked, will be voted, and, if it contains any specific instructions, will be voted in accordance with such instructions.

On February 14, 2003, the date for determining shareholders entitled to vote at the meeting, there were outstanding 41,606,530 shares of Albemarle Common Stock. Each share of Albemarle Common Stock is entitled to one vote.

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by employees of the Company. Georgeson Shareholder Communications Inc. has been engaged to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. The Company will pay that firm $7,000 for its services and reimburse its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related matters, and will indemnify Georgeson Shareholder Communications Inc. against any losses arising out of that firm’s proxy soliciting services on behalf of the Company.

The street address of the Company’s principal executive offices is 330 South Fourth Street, Richmond, Virginia 23219.

ELECTION OF DIRECTORS

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Albemarle Common Stock voted in the election of directors. Votes that are withheld and shares held by brokers or banks in street name for customers who are the beneficial owners of those shares that are not voted in the election of directors will not be included in determining the number of votes cast. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors.

Proxies will be voted for the election as directors for the ensuing year of the persons named below (or if for any reason unavailable, of such substitutes as the Board of Directors may designate). Craig R. Andersson, who retired on December 31, 2002, and Charles B. Walker, who retired on January 31, 2003, have elected not to stand for reelection as directors. Each of the nominees presently serves as a director. The Board of Directors has no reason to believe that any of the nominees will be unavailable.

Mark C. Rohr; age 51; director since 2001; President and Chief Executive Officer since October 1, 2002, having previously served as President and Chief Operating Officer of the Company from January 1, 2000 through September 30, 2002, and Executive Vice President of the Company from March 22, 1999 through December 31, 1999; Senior Vice President, Specialty Chemicals, of Occidental Chemical Corporation (chemical manufacturer with interests in basic chemicals, vinyls, petrochemicals and specialty products and subsidiary of Occidental Petroleum Corporation) from April 1997 until March 1999, and Vice President, Manufacturing—Petrochemicals, Polymers and Plastics, of Occidental Chemical Corporation prior thereto.

Lloyd B. Andrew; age 79; director since October 1, 2002, having previously served as a director from 1994 through 1995; part-time consultant, having previously served as Chief Financial Officer and Executive Vice President of Ethyl Corporation (developer and manufacturer of petroleum additives products).

Charles E. Stewart; age 67; director since 1997; part-time consultant, having been a partner of BTC Partners LLP (investment and acquisitions consultants) from June 1996 through June 1999 and having previously served as Executive Vice President of Occidental Chemical Corporation.

William M. Gottwald; age 55; director since 1999; Chairman of the Board of Directors of the Company since March 28, 2001, having previously served as Vice President, Corporate Strategy, of the Company from 1996 through March 27, 2001. Other directorship: Tredegar Corporation.

Seymour S. Preston III; age 69; director since 1996; Chairman of the Board and Chief Executive Officer of AAC Engineered Systems, Inc. (manufacturer of centrifugal deburring and finishing machinery). Other directorship: Tufco Technologies Inc.

Floyd D. Gottwald, Jr.; age 80; director since 1994; Vice Chairman of the Board and Chairman of the Executive Committee of the Company from October 1, 2002, having previously served as Chairman of the Executive Committee and Chief Executive Officer of the Company from March 28, 2001 through September 30, 2002, and Chairman of the Board and Executive Committee and Chief Executive Officer of the Company from 1994 through March 27, 2001. Other directorship: Tredegar Corporation.

Richard L. Morrill; age 63; director since 2002; Chancellor and Distinguished University Professor of Ethics and Democratic Values—University of Richmond since July 1, 1998, having previously served as President of the University of Richmond from 1988 through June 30, 1998. Other directorship: Tredegar Corporation.

Anne Marie Whittemore; age 57; director since 1996; Partner of McGuireWoods LLP (law firm). Other directorships: Owens & Minor, Inc. and T. Rowe Price Group, Inc.

John D. Gottwald; age 48; director since 1994; Chairman of the Board of Tredegar Corporation (global manufacturer of plastic films and aluminum extrusions) since September 11, 2001, having previously served as President and Chief Executive Officer of Tredegar Corporation from 1989 through September 10, 2001. Other directorship: Tredegar Corporation.

The Board recommends that shareholders vote “FOR” all of the nominees listed above.

Committees

In 2002, each of the directors attended at least 75% of the aggregate of (a) the total number of meetings of all committees of the Board on which the director then served and (b) the total number of meetings of the Board of Directors. Six meetings of the Company’s Board of Directors were held during 2002. Beginning in September 2002, the non-management members of the Board of Directors began meeting at regularly scheduled executive sessions without management immediately following meetings of the Board of Directors. Two executive sessions of the non-management members of the Board of Directors were held during 2002.

Executive Committee.    The Company’s Executive Committee currently consists of Floyd D. Gottwald, Jr., Mark C. Rohr and William M. Gottwald. The Executive Committee acts not only as the Executive Committee of the Board of Directors but also as the Company’s principal management committee. During 2002, the Executive Committee met on seven occasions as the Executive Committee of the Board of Directors and on 12 occasions as the principal management committee.

Audit Committee.    Preston, Stewart and Whittemore currently serve on the Company’s Audit Committee. During 2002, the Audit Committee met on six occasions. All members of the Audit Committee are independent directors as defined by the rules of the New York Stock Exchange, the exchange on which shares of Albemarle Common Stock are listed. For a description of the Audit Committee’s function, see the Report of the Audit Committee on page 14.

Executive Compensation Committee.    Morrill, Preston and Stewart currently serve as the Company’s Executive Compensation Committee. During 2002, the Executive Compensation Committee met on seven occasions. This committee approves the salaries of management-level employees. It also approves all bonus awards, certain consultant agreements and initial salaries of new management-level personnel and may grant stock options, stock appreciation rights (“SARs”), performance units, restricted stock and incentive awards under the Company’s 1998 Incentive Plan (the “1998 Plan”) and will perform the same function under the Albemarle Corporation 2003 Incentive Plan, subject to the approval of that plan by the Company’s shareholders. For a description of the objectives of the Company’s executive compensation program, see the Report of the Executive Compensation Committee beginning on page 11.

Nominating and Governance Committee.    The Nominating and Governance Committee currently consists of Andrew, Morrill, Stewart and Whittemore. During 2002, this committee met on three occasions. For a description of the function of the Nominating and Governance Committee, see the Report of the Nominating and Governance Committee on page 15.

The Company’s by-laws provide that a shareholder of the Company entitled to vote for the election of directors may nominate persons for election to the Board by delivering written notice to the Secretary of the Company. With respect to an election to be held at an annual meeting of shareholders, such notice generally must be delivered not later than the close of business on the ninetieth day nor earlier than the close of business on the one-hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting. With respect to an election to be held at a special meeting of shareholders, such notice must be delivered not earlier than the close of business on the one-hundred twentieth day prior to such special meeting, and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting.

Such shareholder’s notice must include (a) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and such person’s written consent to being named in the proxy statement as a nominee and to serving as such a director if elected), and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (1) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Company that are owned beneficially and of record by such shareholder and such beneficial owner, (3) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from shareholders in support of such nomination.

Compensation of Directors

In 2002, outside directors were paid (a) $1,000 for attendance at each Board meeting and (b) $600 for attendance at each meeting of a committee of the Board of which he or she was a member. In addition, each such director was paid a quarterly fee of $5,500. Employee members of the Board of Directors were not paid separately for service on the Board or its committees.

Any director who became a member of the Board on or before October 27, 1999 and retires from the Board after age 60 with at least five years’ service on the Board will receive, commencing with retirement from the Board, $12,000 per year for life, payable in quarterly installments. The service and age at retirement requirements for this benefit may be waived in certain circumstances with the commencement of the benefit no earlier than age 60. Any director who became a member of the Board on or before October 27, 1999 and retires under other circumstances will receive $12,000 per year, payable in quarterly installments, commencing no earlier than age 60, for a period not to exceed his years of service on the Board. The payment period limitation on this benefit may be waived in certain circumstances. Such retirement payments to former directors may not commence and may be discontinued under certain circumstances.

On November 1, 2002, pursuant to the Non-Employee Directors’ Stock Compensation Plan (the “Stock Compensation Plan”), the Company purchased on the open market, and awarded to each non-employee director, that number of whole shares of Albemarle Common Stock, when multiplied by the closing price of common stock on the immediately preceding business day, as reported in The Wall Street Journal, which as nearly as possible equaled, but did not exceed, $18,000. The shares of Albemarle Common Stock awarded under the Stock Compensation Plan are nonforfeitable, and the recipient directors immediately and fully vest in Albemarle Common Stock issued under the Stock Compensation Plan. Subject only to such limitations on transfer as may be required by applicable securities laws, directors may sell the shares received under the Stock Compensation Plan at any time.

Non-employee directors may defer, in 10 percent increments, all or part of their retainer fee and/or meeting fees into either a deferred cash account or a deferred stock account (the “Deferred Compensation Plan”), or a percentage of the fees into each of the accounts, both of which are unfunded and maintained for record-keeping purposes only. Distributions under the Deferred Compensation Plan will be paid in a single sum unless the participant specifies installment payments over a period up to 10 years. Unless otherwise elected by the participant, distributions will begin on February 15 following the participant’s attainment of age 65 or ceasing to be a director. The maximum aggregate number of shares of Albemarle Common Stock that may be issued under the Deferred Compensation Plan is 50,000 shares.

At its December 15, 1999 meeting, the Board of Directors adopted a policy for stock ownership by its outside directors. Pursuant to this policy, all then-current outside directors are to achieve ownership of Albemarle Common Stock equal to at least four times the annual retainer for an outside director, which is the combination at the applicable time of the cash retainer plus the annual stock award. Such outside directors are expected to achieve this level of ownership within four years from December 15, 1999. Newly-elected outside directors are to achieve this same level of ownership within five years of first becoming a Board member.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

William M. Gottwald, a director and Chairman of the Board of the Company, and John D. Gottwald, a director of the Company, are sons of Floyd D. Gottwald, Jr., a director and Vice Chairman of the Board and Chairman of the Executive Committee of the Company. The members of the family of Floyd D. Gottwald, Jr. may be deemed to be control persons of the Company.

Lloyd B. Andrew became a director of the Company on October 1, 2002, having previously served as a consultant to the Company. The consulting arrangement with the Company was terminated immediately before he became a director. In 2002, Andrew received $75,000 plus expenses from the Company for his consulting services.

During 2002, the Company paid the law firm of McGuireWoods LLP fees in the amount of $5,464 for legal services provided to the Company. Anne Marie Whittemore, a director of the Company, is a partner of McGuireWoods. The fees paid by the Company to McGuireWoods are not included in the determination of the compensation Whittemore receives from McGuireWoods.

SECTION 16(a)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of the forms required by Section 16(a) of the Exchange Act that have been received by the Company, the Company believes there has been compliance with all filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of Albemarle Common Stock, except that (a) the Initial Statement of Beneficial Ownership on Form 3 for Andrew, (b) the Statement of Changes in Beneficial Ownership of Securities on Form 4 for Morrill to report the receipt of phantom stock for deferred directors’ fees on October 1, 2002 and (c) the Statements of Changes of Beneficial Ownership of Securities on Form 4 for each of Andersson, Andrew, John D. Gottwald, Morrill, Preston, Stewart and Whittemore to report the receipt by each of 640 shares of Albemarle Common Stock on November 1, 2002 under the Stock Compensation Plan were filed late.

STOCK OWNERSHIP

Principal Shareholders

The following table lists any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to the knowledge of the Company, was the beneficial owner, as of December 31, 2002, of more than 5% of the outstanding voting shares of the Company.

Title of Class	Name and Address of Beneficial Owners	Number of Shares	Percent of Class

Common Stock	Floyd D. Gottwald, Jr., William M. Gottwald, John D. Gottwald and James T. Gottwald 330 South Fourth Street Richmond, Virginia 23219	9,135,764(a)(b)(c)	21.83%

(a)	As of December 31, 2002, Floyd D. Gottwald, Jr. and his adult sons, William M. Gottwald, John D. Gottwald and James T. Gottwald, had sole voting and investment power over all of the shares disclosed except 4,055,142 shares held by their respective wives, children and in certain trust relationships as to which they disclaim beneficial ownership. As of December 31, 2002, Floyd D. Gottwald, Jr. beneficially owned 4,720,307 shares (11.31%) of Albemarle Common Stock, and William M. Gottwald, John D. Gottwald and James T. Gottwald beneficially owned 2,834,126 shares (6.77%), 2,386,785 shares (5.72%) and 2,405,531 shares (5.77%), respectively, of Albemarle Common Stock. The overlap in beneficial ownership caused by certain shared trust relationships has been eliminated in calculating the 9,135,764 shares listed above. This overlap, however, has not been eliminated in calculating the amount and percentage of outstanding voting shares of the Company beneficially owned by each of William M. Gottwald, John D. Gottwald and James T. Gottwald. Floyd D. Gottwald, Jr. and his adult sons have no agreement with respect to the acquisition, retention, disposition or voting of Albemarle Common Stock.

(b)	This amount includes any shares held by Merrill Lynch Trust Company (“Merrill Lynch”) as Trustee under the Company’s savings plan (the “Albemarle Savings Plan”) for the benefit of William M. Gottwald. This amount does not include shares held by the Trustee of the Albemarle Savings Plan for the benefit of other employees. Floyd D. Gottwald, Jr. is not eligible to participate in the Albemarle Savings Plan. Shares held under the Albemarle Savings Plan are voted by the Trustee in accordance with instructions solicited from employees participating in the Albemarle Savings Plan. If a participating employee does not give the Trustee voting instructions, his or her shares generally are voted by the Trustee in accordance with the Board of Directors’ recommendations to the shareholders. Because Floyd D. Gottwald, Jr., William M. Gottwald and John D. Gottwald are directors and/or executive officers and, together with James T. Gottwald, among the largest shareholders of the Company, they may be deemed to be control persons of the Company and to have the capacity to control any such recommendation of the Board of Directors.

(c)	This amount does not include any shares held by Frank Russell Trust Company, Tacoma, Washington, as Trustee under the Tredegar Corporation Retirement Savings Plan (the “Tredegar Savings Plan”). It also does not include shares held by Merrill Lynch as Trustee under the savings plan of Ethyl Corporation (the “Ethyl Savings Plan”) for the benefit of employees of Ethyl Corporation. Shares held under the Tredegar Savings Plan and the Ethyl Savings Plan are voted by the Trustees in accordance with instructions solicited from each participating employee. With respect to shares of Albemarle Common Stock, if a participating employee does not give the Trustees voting instructions, his or her shares generally are voted by the Trustees in accordance with the recommendations of Albemarle’s Board of Directors to its shareholders. Because Floyd D. Gottwald, Jr., William M. Gottwald and John D. Gottwald are directors and/or executive officers and, together with James T. Gottwald, among the largest shareholders of Albemarle, they may be deemed to have the capacity to control any such recommendation of the Board of Directors.

Directors and Executive Officers

The following table sets forth as of December 31, 2002, the beneficial ownership of Albemarle Common Stock by all directors of the Company, the Chief Executive Officer and the four other executive officers named in the Summary Compensation Table, and all directors and executive officers of the Company as a group.

Name of Beneficial Owner or Number of Persons in Group	Number of Shares with Sole Voting and Investment Power[1]	Number of Shares with Shared Voting and Investment Power	Total Number of Shares	Percent of Class[2]

Craig R. Andersson	3,598	6,800	10,398
Lloyd B. Andrew	14,871	—	14,871
E. Whitehead Elmore	305,387	—	305,387
Floyd D. Gottwald, Jr.	902,442	3,817,865[3]	4,720,307	11.31%
John D. Gottwald	733,370	1,653,415[4]	2,386,785	5.72%
William M. Gottwald	1,047,213	1,786,913[5]	2,834,126	6.77%
Richard L. Morrill	640	1,500	2,140
Seymour S. Preston III	13,298	—	13,298
Mark C. Rohr	84,173	—	84,173
Charles E. Stewart	8,803	—	8,803
Charles B. Walker	328,476	—	328,476
Anne Marie Whittemore	5,139	11,020	16,159
Directors and executive officers as a group (25 persons)[6]	3,893,195	5,678,921	9,572,116	22.55%

[1]	The amounts in this column include shares of Albemarle Common Stock with respect to which certain persons had the right to acquire beneficial ownership within 60 days of December 31, 2002: Floyd D. Gottwald, Jr.: 35,000 shares; William M. Gottwald: 127,500 shares; Elmore: 80,762 shares; Rohr: 68,750 shares; Walker: 191,250 shares; and directors and executive officers as a group: 755,155 shares.

[2]	Except as indicated, each person owns less than 1% of Albemarle Common Stock.

[3]	Floyd D. Gottwald, Jr. disclaims beneficial ownership of all 3,817,865 of such shares.

[4]	John D. Gottwald disclaims beneficial ownership of all 1,653,415 of such shares. The 1,653,415 shares include 1,593,050 shares of Albemarle Common Stock that John D. Gottwald may be deemed to own beneficially. Such shares constitute his interest as beneficiary of a trust of which he is a co-trustee.

[5]	William M. Gottwald disclaims beneficial ownership of all 1,786,913 of such shares. The 1,786,913 shares include 1,593,050 shares of Albemarle Common Stock that William M. Gottwald may be deemed to own beneficially. Such shares constitute his interest as beneficiary of a trust of which he is a co-trustee.

[6]	John D. Gottwald and William M. Gottwald share voting and investment power for 1,608,062 shares of Albemarle Common Stock. This overlap in beneficial ownership has been eliminated in calculating the number of shares and percentage of the class owned by the Company’s directors and executive officers as a group.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table presents information relating to total compensation of the Chief Executive Officer and the other four executive officers of the Company (the “Named Officers”) for each of the fiscal years ended December 31, 2002, 2001 and 2000.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards[1]	Awards Options/SARs	Payouts LTIP Payouts	All Other Compensation

Mark C. Rohr	2002	$500,000	$175,000	$—	$—	100,000	$—	$22,542[6]
President and Chief	2001	391,667	93,800[3]	—	—	225,000[4]	70,350[5]	19,583[6]
Executive Officer[2]	2000	350,000	350,000	—	—	75,000	—	17,500[6]

Floyd D. Gottwald, Jr.	2002	$520,850	$170,000	$—	$—	50,000	$—	$26,042[8]
Vice Chairman of the	2001	491,667	117,250[3]	—	—	90,000[4]	175,875[5]	24,583[8]
Board and Chairman of the	2000	450,000	332,000	—	—	30,000	—	128,115[8]
Executive Committee[7]

Charles B. Walker	2002	$520,000	$170,000	$—	$—	30,000	$—	$26,000[10]
Vice Chairman of the Board[9]	2001	492,233	105,525[3]	—	—	80,000[4]	117,250[5]	24,491[10]
	2000	478,400	352,000	—	1,218,750[11]	25,000	—	69,767[10]

E. Whitehead Elmore	2002	$338,850	$84,000	$—	$—	18,000	$—	$16,943[12]
Executive Vice President	2001	330,550	62,000	—	—	53,000[4]	70,350[5]	16,528[12]
	2000	323,200	190,000	—	—	18,000	—	16,160[12]

William M. Gottwald	2002	$262,500	$90,000	$—	$—	25,000	$—	$13,234[13]
Chairman of the Board	2001	260,417	58,625[3]	—	—	70,000[4]	70,350[5]	13,021[13]
	2000	250,000	184,000	—	—	20,000	—	12,500[13]

[1]	The amounts appearing in the Restricted Stock Awards column represent the value of time-based restricted stock awards granted based on the closing price of Albemarle Common Stock on the date of grant.

[2]	Rohr served as President and Chief Operating Officer of the Company through September 30, 2002. Effective October 1, 2002, Rohr became President and Chief Executive Officer of the Company.

[3]	Reflects the value of incentive awards in lieu of cash bonuses in an amount equivalent to 4,000, 5,000, 4,500 and 2,500 shares of Albemarle Common Stock granted to Rohr, Floyd D. Gottwald, Jr., Walker and William M. Gottwald, respectively, on January 31, 2002, based on $23.45 per share, the closing market price of Albemarle Common Stock on that date. The incentive awards vest in equal annual installments over three years commencing January 1, 2003. Upon vesting, 50 percent of the value of the incentive award, based on the closing market price of Albemarle Common Stock on the date of vesting, is paid in whole shares of Albemarle Common Stock and 50 percent of the value of the incentive award, including any fractional shares, is paid in cash.

[4]	On September 7, 2001 and October 8, 2001, the expiration dates of certain options, originally granted prior to January 1, 2001 pursuant to the 1998 Plan, were extended from seven to 10 years. Under the rules of the Securities and Exchange Commission, the extension of the expiration dates is treated as a cancellation and regrant of the options in the year the expiration date was extended. The Named Officers are treated as having received the following grants during 2001: Rohr: 225,000 options, of which 100,000 and 25,000 were originally granted in 1999, 50,000 were originally granted in 2000, and 50,000 were granted in 2001; Floyd D. Gottwald, Jr.: 90,000 options, of which 35,000 were originally granted in 1998, 25,000 were originally granted in 1999, and 30,000 were granted in 2001; Walker: 80,000 options, of which 30,000 were originally granted in 1998, 25,000 were originally granted in 1999, and 25,000 were granted in 2001; Elmore: 53,000 options, of which 20,000 were originally granted in 1998, 15,000 were originally granted in 1999, and 18,000 were granted in 2001; and William M. Gottwald: 70,000 options, of which 25,000 were originally granted in 1998, 25,000 were originally granted in 1999, and 20,000 were granted in 2001.

[5]	Reflects the value of performance units awarded at the end of the four-year performance period for performance units granted under the Company’s 1994 Omnibus Stock Incentive Plan (the “1994 Plan”). The valuation date was January 31, 2002, the date of approval by the Executive Compensation Committee of the Board, based on $23.45 per share, the closing price of Albemarle Common Stock on that date.

[6]	Includes contributions to the Albemarle Savings Plan ($10,000, $8,500 and $8,000) and accruals in the Company’s supplemental executive retirement plan ($12,542, $11,083 and $9,500) for 2002, 2001 and 2000, respectively.

[7]	Floyd D. Gottwald, Jr. served as Chief Executive Officer and Chairman of the Executive Committee of the Company through September 30, 2002. Effective October 1, 2002, Floyd D. Gottwald, Jr. became Vice Chairman of the Board and Chairman of the Executive Committee of the Company.

[8]	Includes accruals in the Company’s supplemental executive retirement plan ($26,042, $24,583 and $128,115) for 2002, 2001 and 2000, respectively.

[9]	Walker also served as Chief Financial Officer of the Company through June 14, 2002. Walker retired from the Company on January 31, 2003.

[10]	Includes accruals in the Company’s supplemental executive retirement plan ($26,000, $24,491 and $69,767) for 2002, 2001 and 2000, respectively.

[11]	Reflects the value of 60,000 shares of restricted stock granted to Walker on April 26, 2000, based on $20.31 a share, the closing market price of Albemarle Common Stock on that date. These shares of restricted stock vest in equal annual installments over three years commencing on January 1, 2001, subject to the limits of Section 162(m) of the Internal Revenue Code of 1986, as amended. As of December 31, 2002, Walker was deemed to have held an aggregate of 20,000 shares of restricted stock with a value of $569,000 based on $28.45 a share, the closing market price of Albemarle Common Stock on that date. Dividends will not be paid on these shares of restricted stock.

[12]	Includes contributions to the Albemarle Savings Plan ($10,000, $8,500 and $8,000) and accruals in the Company’s supplemental executive retirement plan ($6,943, $8,028 and $8,160) for 2002, 2001 and 2000, respectively.

[13]	Includes contributions to the Albemarle Savings Plan ($10,000, $8,500 and $8,000) and accruals to the Company’s supplemental executive retirement plan ($3,234, $4,521 and $4,500) for 2002, 2001 and 2000, respectively.

Option/SAR Grants in Last Fiscal Year

The following table presents information concerning grants of stock options and SARs to the Named Officers for the fiscal year ended December 31, 2002. Each of the following options relates to Albemarle Common Stock and does not include a related SAR.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted (#)[1]	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($)	Expiration Date	5% ($)	10% ($)

Mark C. Rohr	100,000	18.94%	$23.45	1/30/12	$1,474,760	$3,737,330

Floyd D. Gottwald, Jr.	50,000	9.47%	$23.45	1/30/12	$737,380	$1,868,665

Charles B. Walker	30,000	5.68%	$23.45	1/30/12	$442,428	$1,121,199

E. Whitehead Elmore	18,000	3.41%	$23.45	1/30/12	$265,457	$672,719

William M. Gottwald	25,000	4.73%	$23.45	1/30/12	$368,690	$934,333

[1]	Ten-year option that cliff vests in three years.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

The following table presents information concerning stock options and SAR exercises by the Named Officers and fiscal year-end option/SAR values as of December 31, 2002.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-The-Money Options/SARs at FY-End ($)[4]
			Exercisable	Unexercisable	Exercisable	Unexercisable

Mark C. Rohr	—	$—	68,750 [1]	281,250 [1]	$687,578	$1,273,109

Floyd D. Gottwald, Jr.	—	$—	35,000 [1]	135,000 [1]	$387,156	$666,069

Charles B. Walker	6,940	$99,866	191,250 [2]	143,750 [1]	$2,670,984	$644,578

E. Whitehead Elmore	2,238	$35,394	80,762 [3]	68,000 [1]	$1,148,146	$336,941

William M. Gottwald	—	$—	127,500 [1]	87,500 [1]	$1,400,813	$442,088

[1]	Each of these options relates to Albemarle Common Stock and does not include a tandem SAR.

[2]	Each of these options relates to Albemarle Common Stock and 150,000 of such options include a tandem SAR.

[3]	Each of these options relates to Albemarle Common Stock and 59,762 of such options include a tandem SAR.

[4]	These values are based on $28.45 a share, the closing price of Albemarle Common Stock on the New York Stock Exchange on December 31, 2002.

Long-term Incentive Plan—Awards in Last Fiscal Year

The following table presents information concerning performance unit awards made under the 1998 Plan during 2002 to the Named Officers.

			Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Number of Shares, Units or Other Rights (#)[1]	Performance or Other Period Until Maturation or Payout	Threshold ($ or #)	Target ($ or #)	Maximum ($ or #)

Mark C. Rohr	30,000	December 31, 2005	N/A	30,000	60,000

Floyd D. Gottwald, Jr.	40,000	December 31, 2005	N/A	40,000	80,000

Charles B. Walker	25,000	December 31, 2005	N/A	25,000	50,000

E. Whitehead Elmore	8,000	December 31, 2005	N/A	8,000	16,000

William M. Gottwald	20,000	December 31, 2005	N/A	20,000	40,000

[1]	At the end of the performance period for the contingent performance units, the executive officer will be entitled to receive that number of performance units ranging from 0 percent to 200 percent of the number of contingent units based upon the Company’s return on gross assets and increase in operating income for the performance period. The earned performance units vest on January 1, 2006 and are paid in equal annual installments over three years commencing January 1, 2007, with 50 percent of the performance units to be paid in whole shares of Albemarle Common Stock and 50 percent of the performance units, including any fractional shares, to be paid in cash. Dividend equivalents are accrued on the earned units and are paid in January for the previous year, with 50 percent paid in whole shares of Albemarle Common Stock and 50 percent, including any fractional shares, paid in cash.

Equity Compensation Plan Information

The following table presents information as of December 31, 2002 with respect to compensation plans under which shares of Albemarle Common Stock are authorized for issuance. The table does not include securities that may be issuable under the Albemarle Corporation 2003 Incentive Plan, which is being submitted to shareholders for approval at the annual meeting and has not been implemented.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights[1]	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans[2]

Equity Compensation Plans Approved by Shareholders 1994 Incentive Plan	1,195,802	$19.30	0 [3]
1998 Incentive Plan [4]	1,866,250	$22.33	822,005

Equity Compensation Plans Not Approved by Shareholders [5]	—	—	—

Total	3,062,052	$21.15	822,005

[1]	Amounts include 23,750 and 2,250 shares of Albemarle Common Stock earned at December 31, 2002 under performance unit awards granted under the 1994 and 1998 Plans, respectively. These shares vest over a three-year period. One-third of the shares have vested and were issued in January 2003. There are no outstanding warrants or rights.
[2]	Amounts exclude any securities to be issued upon exercise of outstanding options.
[3]	As permitted under the terms of the 1994 Plan, the Company approved an amendment to the 1994 Plan effective December 30, 2002 cancelling all authorized shares remaining for future grants or awards.
[4]	As permitted under the terms of the 1998 Plan, the Company approved an amendment to the 1998 Plan effective January 1, 2003 that increased the number of shares of Albemarle Common Stock that may be issued upon the exercise of options from 2,000,000 to 2,600,000 shares.
[5]	The Company does not have any equity compensation plans that have not been approved by shareholders.

Retirement Benefits

The following table illustrates, under the Company’s pension plan for salaried employees, the estimated benefits upon retirement at age 65, determined as of December 31, 2002, to persons with specified earnings and years of pension benefit service. To the extent benefits payable at retirement exceed amounts that may be payable under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), they will be paid under the Company’s supplemental executive retirement plan (“SERP”). This table includes the amounts that would be payable under the qualified pension plan and the SERP.

Pension Plan Table*

Years of Pension Benefit Service and Estimated Annual Benefits

Final Average Earnings	10	15	20	25	30	35	40	50	60

$ 300,000	$ 43,422	$ 65,133	$ 86,844	$108,556	$130,267	$151,978	$173,689	$217,111	$260,533
350,000	50,922	76,383	101,844	127,306	152,767	178,228	203,689	254,611	305,533
400,000	58,422	87,633	116,844	146,056	175,267	204,478	233,689	292,111	350,533
450,000	65,922	98,883	131,844	164,806	197,767	230,728	263,689	329,611	395,533
500,000	73,422	110,133	146,844	183,556	220,267	256,978	293,689	367,111	440,533
550,000	80,922	121,383	161,844	202,306	242,767	283,228	323,689	404,611	485,533
600,000	88,422	132,633	176,844	221,056	265,267	309,478	353,689	442,111	530,533
650,000	95,922	143,883	191,844	239,806	287,767	335,728	383,689	479,611	575,533
700,000	103,422	155,133	206,844	258,556	310,267	361,978	413,689	517,111	620,533
750,000	110,922	166,383	221,844	277,306	332,767	388,228	443,689	554,611	665,533
800,000	118,422	177,633	236,844	296,056	355,267	414,478	473,689	592,111	710,533
850,000	125,922	188,883	251,844	314,806	377,767	440,728	503,689	629,611	755,533
900,000	133,422	200,133	266,844	333,556	400,267	466,978	533,689	667,111	800,533
950,000	140,922	211,383	281,844	352,306	422,767	493,228	563,689	704,611	845,533
1,000,000	148,422	222,633	296,844	371,056	445,267	519,478	593,689	742,111	890,533

*	Assumes attainment of age 65 in 2002 and Social Security Covered Compensation of $39,444.

The benefit formula under the pension plan is based on the participant’s final-average earnings, which are defined as the average of the highest three consecutive calendar years’ earnings (base pay plus 50% of incentive bonuses paid in any fiscal year) during the ten consecutive calendar years immediately preceding the date of determination. The years of pension benefit service for certain of the executive officers named in the above compensation table as of December 31, 2002 are: Floyd D. Gottwald, Jr., 60; Elmore, 33; William M. Gottwald, 22; and Rohr, 4. Benefits under the pension plan are computed on the basis of a life annuity with 60 months guaranteed payments. The benefits listed in the above compensation table are not subject to deduction for Social Security or other offset payments. Pension benefits payable to Floyd D. Gottwald, Jr. and William M. Gottwald are offset by benefits payable from the qualified and non-qualified pension plans of Ethyl Corporation (“Ethyl”), based on 53 and 15 years of service with Ethyl, respectively.

Supplemental Executive Retirement Plan

The Company maintains a SERP in the form of a non-qualified pension plan that provides eligible individuals the difference between the benefits they actually accrue under the qualified employee pension and savings plans of the Company and the benefits they would have accrued under such plans but for the maximum benefit and annual addition limitations and the limitation on compensation that may be recognized thereunder under the Code. Certain key employees may be granted additional pension service benefits equal to 4% per annum of the employee’s average pay over his or her last three years multiplied by the number of years of service to the Company (including service with Ethyl) up to 15 years, net of certain other benefits received from the Company (including amounts received under the qualified and non-qualified plans), previous employers, including Ethyl, and Social Security. These benefits have been granted to Rohr and, with respect to the period between February 28, 1994 and February 1, 1998, to Walker. For Walker’s service with the Company on and after February 1, 1998, he has been granted benefits equal to 4% per annum of his average pay over his last three years multiplied by the number of years of service to the Company up to 15 years. The Compensation Committee has also added two additional years of service to his retirement calculation. All benefits under the SERP vest upon a Change in Control of the Company, as defined in the SERP.

AGREEMENTS WITH EXECUTIVE OFFICERS

In the event that Rohr’s employment is terminated within the first five years of his employment other than for cause, the Company is obligated to pay Rohr a severance equal to two times his then-current annual compensation, including base salary and annual incentive compensation. In addition, in the event a change in control of the Company were to occur within the first 10 years of Rohr’s employment and one or more of the events described below were to occur within 24 months thereafter, Rohr may elect to resign in which case (a) he will receive an adjusted benefit payable at normal retirement age under the Company’s non-qualified pension plan without offset from other benefits, (b) all vested outstanding options will become exercisable and (c) all restricted stock will become non-forfeitable. The events include (1) a change or diminution of responsibilities or compensation, (2) relocation, (3) a reduction of benefit eligibility or level and (4) failure by a successor company to assume his severance agreement.

Walker retired on January 31, 2003. He has a three-year agreement to provide consulting services to the Company on various matters, including corporate finance, acquisitions and compensation and benefit plans. Under the terms of the agreement, Walker received a cash payment of $16,667 on February 1, 2003. He will also receive (a) quarterly cash payments of $25,000, starting on April 1, 2003, (b) a cash payment of $8,333 on January 1, 2006 and (c) as of April 1 of each year, that number of shares of Albemarle Common Stock that has a market value equal to $175,000.

Stock options and performance units granted to Walker were amended to extend the exercise and/or vesting period of the awards until the expiration date of such grants, notwithstanding Walker’s retirement, disability or death.

THE EXECUTIVE COMPENSATION COMMITTEE REPORT

This report of the Executive Compensation Committee of the Board of Directors describes the objectives of the Company’s executive compensation program, the various components of the program, and explains the basis on which 2002 compensation determinations were made by the Compensation Committee.

The philosophy and incentive programs that constitute the executive compensation program are outlined below.

Overall Objectives of Executive Compensation Program.    The Compensation Committee’s guiding philosophy is to establish executive compensation policies that are linked to the sustained creation of shareholder value. The following objectives serve as the guiding principles for all compensation decisions:

•	provide a competitive total compensation opportunity that will enable the Company to attract, retain and motivate highly qualified executives;

•	align compensation opportunities with shareholder interests by making the executive compensation program highly sensitive to the Company’s performance, which is defined in terms of long-term profitability and creating shareholder value; and

•	provide a strong emphasis on equity-based compensation and equity ownership, creating a direct link between shareholder and management interests.

Compensation Program Components.    The Compensation Committee believes that the total compensation opportunity available to members of management should consist of base salary, annual incentives and long-term incentives with each component geared to the median of the market for all positions in the aggregate. Individuals may be compensated above or below the median of the marketplace based on the Company’s performance and on considerations of individual performance and experience. The Compensation Committee considers all elements of the program when setting compensation levels.

The Compensation Committee periodically meets individually with members of management in order to assess progress toward meeting objectives set by the Board of Directors for both annual and long-term compensation.

The Compensation Committee utilizes compensation surveys to aid in the determination of competitive levels of executive pay. The surveys include companies that are larger and smaller than the Company. Surveys include companies in the chemical business, including, but not limited to, some of the companies included in the S&P 1500 Specialty Chemicals Index and the S&P 1500 Diversified Chemicals Index shown in the performance graph on page 16. The Compensation Committee also utilizes executive compensation information compiled from the proxy statements of other chemical companies. References to the “market” in this report refer to these survey and proxy data.

Base Salaries.    Base salaries are determined in accordance with the responsibilities of each officer, median market data for the position and the officer’s performance. The Compensation Committee considers each of these factors but does not assign a specific value to each factor. Furthermore, a subjective element is acknowledged in evaluating the officer’s overall span of responsibility and control which may be specific to Albemarle.

Salaries for some officers for 2002 were maintained at current levels to reflect the increased emphasis on compensation that is tied to the long-term performance of the Company. Total compensation for the Company’s officers is believed to be generally in line with the median of the market as described above.

Annual Incentives.    The purpose of the annual incentive component is to create a substantial incentive to officers and key employees to maximize shareholder value and provide a means for recognizing individual contribution to corporate and business unit results.

Key features of the annual incentive program include the following:

•	a primary emphasis on sustained operating earnings growth and return on gross assets;

•	a significant emphasis on the achievement of key strategic objectives related to future safety performance, profitable growth and market leadership;

•	a more formulaic and objective approach to determine awards; and

•	a means for recognizing individual achievement and contribution for participants.

Annual incentive awards are reviewed by the Compensation Committee in conjunction with senior management. Awards are based on an evaluation of the performance, level of responsibility and leadership of the individual in relation to overall corporate results. For 2002, annual incentives were based on the performance of the Company as a whole, performance of the Company’s business units and other financial measures, including return on gross assets. The Compensation Committee strongly considered the relative performance of the Company versus peers as reflected in the following chart:

* Peer companies include 14 specialty or diversified chemical companies, seven of which are included in the S&P 1500 Specialty Chemicals Index and four of which are included in the S&P 1500 Diversified Chemicals Index noted in the performance graph on page 16.

Stock Options and Restricted Awards.    The Compensation Committee believes strongly that equity based awards are an integral part of total compensation for officers and certain key managers with significant responsibility for the long-term results of the Company. Stock options and performance share awards that are tied to corporate performance provide an effective means of delivering incentive compensation and also encourage stock ownership on the part of management.

The 1998 Plan:

•	authorizes the granting of stock options, SARs, performance shares, restricted stock and other incentive awards, all of which may be made subject to the attainment of performance goals established by the Compensation Committee;

•	provides for the enumeration of the business criteria on which an individual’s performance goals are to be based; and

•	establishes the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a 1998 Plan participant.

In 2002, incentive awards of stock options and performance shares were made in accordance with the 1998 Plan.

The 2003 Plan, which is being presented to shareholders for their approval, contains terms and conditions substantially the same as the 1998 Plan.

Stock Ownership Guidelines.    To further align the interests of members of management with the Company’s shareholders, the Compensation Committee has stock ownership guidelines that are designed to encourage the accumulation and retention of Albemarle Common Stock. The guidelines call for certain members of management to hold a minimum multiple of base salary in shares of Albemarle Common Stock by the end of the fifth calendar year of participation in the 1998 Plan. Participation in the 1998 Plan and in its successor, the 2003 Plan, beyond the fifth calendar year of participation will be contingent upon satisfying the guidelines. The established guidelines are as follows:

•CEO	4 x salary
•Other Named Officers	3 x salary
•Other management level salary employees	1x to 2x (depending upon position level)

At the end of 2002, all members of management covered by these guidelines for 5 years had met their ownership targets.

Discussion of 2002 Compensation for the Chief Executive Officer.    On October 1, 2002, Mark C. Rohr was named President and Chief Executive Officer after leading the strong performance from corporate operations as Chief Operating Officer. Rohr’s compensation had been increased significantly at the beginning of the year in recognition of his strong performance and as part of succession planning. For 2002, the Compensation Committee awarded Rohr a bonus of $175,000, in recognition of his leadership in focusing management on earnings growth and the strength of the Company’s performance and strategic positioning for maximizing long-term shareholder return. The Compensation Committee specifically noted Rohr’s leadership as reflected in the strong relative performance of the Company. Therefore, the Compensation Committee awarded Rohr 100,000 stock options and 30,000 performance units, as reflected in tables on pages 7 and 8, to provide performance based incentive commensurate with his contribution to the Company’s success.

Deductibility of Compensation.    The Compensation Committee has carefully considered Section 162(m) of the Code, which provides certain criteria for the tax deductibility of compensation in excess of $1 million paid to the Company’s executive officers. The Compensation Committee believes it is in the best interests of the Company and its shareholders to comply with the requirements of Section 162(m), but the Compensation Committee intends to preserve the flexibility to reward executives consistent with the Company’s pay philosophy for each compensation element. The Compensation Committee intends, except in special circumstances, that grants of options, awards of performance shares, restricted stock and other incentive awards under the 1998 Plan and, if approved by shareholders, under the 2003 Plan comply with the requirements of Section 162(m).

THE EXECUTIVE COMPENSATION COMMITTEE

Richard L. Morrill, Chairman

Seymour S. Preston III

Charles E. Stewart

January 30, 2003

THE AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company’s independent accountants. Management is responsible for the Company’s disclosure controls, internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the Company’s independent accountants.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers.

The Audit Committee has discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), including the scope of the auditor’s responsibilities, significant accounting adjustments and any disagreements with management.

The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers that firm’s independence from the Company.

Based upon the Audit Committee’s discussions with management and PricewaterhouseCoopers and the Audit Committee’s review of the representation of management and the report of PricewaterhouseCoopers to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

The Audit Committee reviews with management and the independent accountants the results of the independent accountants’ review of the unaudited financial statements that are included in the Company’s quarterly reports on Form 10-Q. Effective November 19, 2002, a written policy was adopted whereby the Audit Committee preapproves the performance of any non-audit service by the Company’s independent accountants in addition to reviewing the fees charged by the Company’s independent accountants. During the fiscal year ended December 31, 2002, PricewaterhouseCoopers billed the Company the fees set forth below in connection with services rendered by that firm to the Company.

Audit Fees.    For professional services rendered by PricewaterhouseCoopers for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002, and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal year ended December 31, 2002, PricewaterhouseCoopers billed the Company fees in the aggregate amount of $758,000.

Financial Information Systems Design and Implementation Fees.    For the fiscal year ended December 31, 2002, there were no fees billed by  PricewaterhouseCoopers for professional services rendered in connection with financial information systems design and implementation.

All Other Fees.    For professional services other than those described above rendered by PricewaterhouseCoopers for the fiscal year ended December 31, 2002, PricewaterhouseCoopers billed the Company fees in the aggregate amount of $2,325,875, of which $2,072,374 was associated with tax services. The Audit Committee has considered whether the provision of services described above under “Financial Information Systems Design and Implementation Fees” and “All Other Fees” is compatible with maintaining the independence of PricewaterhouseCoopers.

THE AUDIT COMMITTEE

Anne Marie Whittemore, Chairman

Seymour S. Preston III

Charles E. Stewart

January 31, 2003

THE NOMINATING AND GOVERNANCE COMMITTEE REPORT

Effective January 31, 2003, the Nominating Committee of the Board of Directors was reconstituted as the Nominating and Governance Committee. The Nominating and Governance Committee is currently composed of four independent directors and operates under a written charter adopted by the Board of Directors.

Previously, the primary purpose of the Nominating Committee had been to recommend candidates for election as directors and in some cases the election of officers as well as changes in the Company’s by-laws necessitated by either. Following the reconstitution of the Nominating Committee, the primary purposes of the Nominating and Governance Committee, as described in its charter, are to (a) identify individuals qualified to become directors and to recommend to the Board the selection of the director nominees for the next annual meeting of shareholders, (b) recommend to the Board the individual directors to serve on the committees of the Board and (c) recommend to the Board corporate governance guidelines and to oversee related governance matters.

During 2002, the Nominating and Governance Committee formulated a list of potential candidates for Board membership and initiated discussions with some of these candidates. The Nominating and Governance Committee’s focus continues to be to maintain a majority of independent members on the Board of Directors. During 2003, the Nominating and Governance Committee intends also to focus on corporate governance matters, including finalizing corporate governance guidelines and revising and restating a code of conduct for the Company.

THE NOMINATING AND GOVERNANCE COMMITTEE

Richard L. Morrill, Chairman

Lloyd B. Andrew

Charles E. Stewart

Anne Marie Whittemore

January 31, 2003

PERFORMANCE GRAPH

Cumulative Total Shareholder Return*

Performance through December 31, 2002

Date	Albemarle	S&P 500 Companies	S&P 1500 Specialty Chemicals (excluding Albemarle)	S&P 1500 Diversified Chemicals
12/31/97	$100.00	$100.00	$100.00	$100.00
12/31/98	101.14	128.52	93.93	89.97
12/31/99	83.30	155.53	98.50	112.72
12/31/00	109.78	141.36	92.08	92.29
12/31/01	109.00	124.63	98.50	88.09
12/31/02	131.74	97.15	97.57	84.62

Effective December 31, 2001, Standard & Poor’s discontinued its Chemical Composite Group Index, which the Company had previously used for comparative purposes in its performance graph. For the performance graph shown above, the Company has used the S&P 1500 Specialty Chemicals Index, excluding the Company, and the S&P 1500 Diversified Chemicals Index. These indices include 33 of the 42 companies, excluding the Company, that comprised the Chemical Composite Group Index on December 31, 2001, the date on which Standard & Poor’s discontinued that index. The S&P 1500 Specialty Chemicals Index includes the following companies: A. Schulman, Inc., Arch Chemicals, Inc., Cambrex Corporation, Crompton Corporation, Cytec Industries Inc., Ecolab Inc., Ferro Corporation, H.B. Fuller Company, Great Lakes Chemical Corporation, International Flavors & Fragrances Inc., The

Lubrizol Corporation, MacDermid, Incorporated, Material Sciences Corporation, Minerals Technologies Inc., OM Group, Inc., OMNOVA Solutions Inc., Polyone Corporation, Quaker Chemical Corporation, Rohm and Haas Company, RPM International Inc., Sigma-Aldrich Corporation and The Valspar Corporation. The S&P 1500 Diversified Chemicals Index includes the following companies: Cabot Corporation, The Dow Chemical Company, E.I. duPont de Nemours and Company, Eastman Chemical Company, Engelhard Corporation, FMC Corporation, Hercules Incorporated, Olin Corporation, Penford Corporation, PPG Industries, Inc. and Solutia Inc.

APPROVAL OF THE ALBEMARLE CORPORATION 2003

INCENTIVE PLAN

The Board proposes that the shareholders approve the Albemarle Corporation 2003 Incentive Plan (the “2003 Plan”), adopted by the Board on January 31, 2003, subject to the approval of the Company’s shareholders. The 2003 Plan permits the grant of (a) options to purchase shares of Albemarle Common Stock from the Company, (b) SARs, (c) restricted stock, (d) performance units and (e) incentive awards.

The Company has provided stock-based compensation opportunities for its executives and key employees through the 1998 Plan. The 2003 Plan will succeed the 1998 Plan, under which all but 822,005 shares of Albemarle Common Stock authorized for issuance have been reserved by the Company for outstanding grants and awards. The terms of the 2003 Plan are substantially the same as those of the 1998 Plan; however, the 2003 Plan does not limit the number of shares of Albemarle Common Stock that may be issued upon the exercise of options beyond the maximum aggregate number of shares of Albemarle Common Stock that may be issued under the 2003 Plan. If the shareholders approve the 2003 Plan, the Compensation Committee has indicated that it does not intend thereafter to approve additional grants or awards under the 1998 Plan.

The Board believes that an increased percentage of an executive’s compensation should be based on the attainment of pre-established performance goals and objectives. The 2003 Plan is intended to further that result.

The Board believes that the 2003 Plan will benefit the Company by (a) assisting it in recruiting and retaining employees with ability and initiative, (b) providing greater incentive for employees of the Company and (c) enabling such employees to participate in the future success of the Company and to associate their interests with those of the Company and its shareholders and, in turn, to create additional shareholder value.

The following summary of the material features of the 2003 Plan is qualified in its entirety by reference to the 2003 Plan, a copy of which is attached as an annex to the electronic copy of this proxy statement filed with the Securities and Exchange Commission and may be accessed from the Securities and Exchange Commission’s website at http://www.sec.gov.

Administration

The Compensation Committee will administer the 2003 Plan. The Compensation Committee will have the authority to select the individuals who will participate in the 2003 Plan (“Participants”) and to grant options, SARs, restricted stock, performance units and incentive awards upon such terms (not inconsistent with the terms of the 2003 Plan) as the Compensation Committee considers appropriate. In addition, the Compensation Committee will have complete authority to interpret all provisions of the 2003 Plan, to prescribe the form of notices or agreements evidencing awards under the 2003 Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the 2003 Plan and to make all other determinations necessary or advisable for the administration of the 2003 Plan.

The Compensation Committee may delegate its authority to administer the 2003 Plan to an officer of the Company. The Compensation Committee, however, may not delegate its authority with respect to individuals who are subject to Section 16 of the Exchange Act. As used in this summary, the term “Administrator” means the Compensation Committee and any delegate, as appropriate.

Eligibility

Any employee of the Company or an affiliate or a person who provides services to the Company or an affiliate is eligible to participate in the 2003 Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or its affiliates. The Company is not able to estimate the number of individuals that the Administrator will select to participate in the 2003 Plan or the type or size of awards that the Administrator will approve. Therefore, the benefits to be allocated to any individual or to various groups of individuals are not presently determinable.

Awards

Options.    Options granted under the 2003 Plan may be incentive stock options (“ISOs”) or nonqualified stock options. An option entitles the Participant to purchase shares of Albemarle Common Stock from the Company at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the shares’ fair market value on the date of grant in the case of an ISO (or in the case of a holder of more than 10 percent of the Company’s outstanding voting securities, 110 percent of the shares’ fair market value). The option price may be paid in cash, a cash equivalent acceptable to the Administrator, with shares of Albemarle Common Stock, or a combination thereof.

Options may be exercised in whole or in part at such times and subject to such conditions as may be prescribed by the Administrator. The maximum period in which an option may be exercised will be fixed by the Administrator at the time the option is granted but, in the case of an ISO, cannot exceed 10 years (five years for ISOs granted to a holder of more than 10 percent of the Company’s outstanding voting securities). No employee may be granted ISOs (under the 2003 Plan or any other plan of the Company) that are first exercisable in a calendar year for Albemarle Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000.

SARs.    An SAR may be granted with a related option (a “Corresponding SAR”) or without a related option. SARs generally entitle the Participant to receive with respect to each share of Albemarle Common Stock encompassed by the exercise of the SAR, an amount determined by the Administrator and set forth in an agreement. In the absence of such a determination, the SAR holder will receive, with respect to each share of Albemarle Common Stock encompassed by the exercise of the SAR, the excess of the fair market value of a share of Albemarle Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR is the fair market value of a share of Albemarle Common Stock on the date of grant in the case of an SAR granted without a related option, or the option price per share of the related option in the case of a Corresponding SAR. To exercise a Corresponding SAR, the Participant must surrender unexercised that portion of the option to which the Corresponding SAR relates and vice versa.

SARs may be exercised at such times and subject to such conditions as may be prescribed by the Administrator. The maximum period in which an SAR may be exercised will be fixed by the Administrator at the time the SAR is granted, except that no Corresponding SAR that is related to an ISO shall have a term of more than 10 years from the date such related option was granted (five years for a Corresponding SAR related to an ISO granted to a holder of more than 10 percent of the Company’s outstanding voting securities). The amount payable upon the exercise of an SAR may, in the Administrator’s discretion, be settled in cash, Albemarle Common Stock, or a combination of cash and Albemarle Common Stock.

Restricted Stock.    The 2003 Plan also permits the grant of restricted stock. An award of restricted stock will be forfeitable or otherwise restricted until conditions established at the time of the award are satisfied. These conditions may include, for example, a requirement that the Participant complete a specified period of service or the attainment of certain performance objectives. Any restrictions imposed on an award of restricted stock will be prescribed by the Administrator.

Incentive Awards.    The 2003 Plan also allows the Administrator to make incentive awards to Participants on such terms and conditions as the Administrator prescribes. To the extent that any incentive awards are granted, they may, in the Administrator’s discretion, be settled in cash, Albemarle Common Stock, or a combination of cash and Albemarle Common Stock.

Performance Units.    The 2003 Plan also provides for the award of performance units. A performance unit award entitles a Participant to receive a payment equal to the fair market value of a specific number of shares of Albemarle Common Stock. The Administrator will prescribe the conditions that must be satisfied before an award of performance units is earned. These conditions may include, for example, a requirement that the Participant complete a specified period of service or the attainment of certain performance objectives. To the extent that performance units are earned, the obligation may be settled in cash, Albemarle Common Stock or a combination of cash and Albemarle Common Stock.

Transferability

In general, options, SARs, restricted stock and performance units will be nontransferable except by will or the laws of descent and distribution. If provided in the agreement governing the grant, options that are not ISOs and SARs (other than a Corresponding SAR that is related to an ISO) may be transferred by the Participant to his spouse, children or grandchildren, to a trust or trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms as permitted under Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

Performance Objectives

The Compensation Committee may prescribe that (a) an option or SAR is exercisable, (b) an award of restricted stock is vested or transferable or both, (c) that performance units are earned, or (d) that payment under an incentive award is earned only upon the attainment of certain performance objectives. Such performance objectives may be based on one or more of the Company’s, its affiliates’ or a business unit’s (1) gross, operating or net earnings before or after taxes, (2) return on equity, (3) return on capital, (4) return on sales, (5) return on assets or net assets, (6) earnings per share, (7) cash flow per share, (8) book value per share, (9) earnings growth, (10) sales growth, (11) volume growth, (12) cash flow (as defined by the Compensation Committee), (13) fair market value of Albemarle Common Stock, (14) share price or total shareholder return, (15) market share, (16) economic value added, (17) market value added, (18) productivity, (19) level of expenses, (20) quality record, (21) safety record, (22) customer satisfaction measurements, (23) product develop or improvement, (24) peer group comparisons of any of the aforementioned objectives or (25) such other performance objectives, if any, as may be approved by the Compensation Committee.

Change in Control

The 2003 Plan provides that outstanding options and SARs will become exercisable, outstanding awards of restricted stock will become transferable and nonforfeitable, and each performance unit will be earned and converted into cash, Albemarle Common Stock, or a combination of cash and Albemarle Common Stock following a change in control of the Company in accordance with the terms of the applicable agreement.

Share Authorization

The maximum aggregate number of shares of Albemarle Common Stock that may be issued under the 2003 Plan is 3,000,000 shares. These limitations will be adjusted as the Compensation Committee determines is appropriate in the event of a change in the number of outstanding shares of Albemarle Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event. The terms of outstanding awards and the limitations on individual grants also will be adjusted as the Compensation Committee determines is appropriate to reflect such changes.

Individual Limitations

No individual may be granted or awarded in any calendar year options, Corresponding SARs and SARs granted independently of options covering more than 200,000 shares of Albemarle Common Stock in the aggregate. In addition, no individual in any calendar year may be awarded, in the aggregate, restricted stock, performance units or incentive awards covering more than 100,000 shares of Albemarle Common Stock. No Participant may receive an annual incentive award for an amount in excess of $1 million.

Amendment and Termination

No option, SAR, restricted stock award, performance share award or incentive award may be granted under the 2003 Plan after January 31, 2013. The Board may, without further action by shareholders, terminate the 2003 Plan in whole or in part. The Board also may amend the 2003 Plan, except that no amendment that increases the number of shares of Albemarle Common Stock that may be issued under the 2003 Plan or changes the class of individuals who may be selected to participate in the 2003 Plan will become effective until it is approved by shareholders.

Federal Income Tax Consequences

The Company has been advised by counsel regarding the federal income tax consequences of the 2003 Plan. No income is recognized by a Participant at the time an option or SAR is granted. If the option is an ISO, no income will be recognized upon the Participant’s exercise of the option (except that the alternative minimum tax may apply). Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option or SAR generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price. If a Participant disposes of shares acquired under an ISO before two years after the ISO was granted, or before one year after the ISO was exercised, this is a “disqualifying disposition” and the Participant will recognize ordinary income equal to the excess of the amount received for the shares over the option price.

Income is recognized on account of the award of restricted stock when the shares first become transferable or are no longer subject to a substantial risk of forfeiture unless the Participant makes an election to recognize income currently under Section 83(b) of the Code. At that time the Participant recognizes income equal to the fair market value of the Albemarle Common Stock.

A Participant will recognize ordinary income equal to any cash that is paid and the fair market value of Albemarle Common Stock (on the date that the shares are first transferable and not subject to a substantial risk of forfeiture) that is received in settlement of an award of performance units or in settlement of an incentive award.

The Company generally will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or upon the taxability to the recipient of restricted stock, the settlement of a performance unit award, or the payment of an incentive award (subject to tax limitations on the Company’s deductions in any year that certain remuneration paid to certain executives exceeds $1 million). The amount of the deduction is equal to the ordinary income recognized by the Participant. The Company will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO unless the Participant has made a

“disqualifying disposition” of the shares acquired on exercise of the ISO, in which case the Company will be entitled to a deduction at the same time and in the same amount as the Participant’s recognition of ordinary income.

Vote Required

The approval of the 2003 Plan requires the affirmative vote of the holders of a majority of the shares of Albemarle Common Stock cast on the 2003 Plan, provided that the total vote cast on the 2003 Plan represents over 50 percent of the outstanding Albemarle Common Stock. Abstentions and shares held by brokers or banks in street name for customers who are the beneficial owners of those shares that are not voted on the matter will not be counted as votes cast on the 2003 Plan.

The Board recommends that shareholders vote “FOR” the Albemarle Corporation 2003 Incentive Plan.

DESIGNATION OF AUDITORS

Based on the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP, certified public accountants, as the Company’s independent auditors for fiscal year 2003, subject to shareholder approval. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting with an opportunity to make a statement and to be available to respond to appropriate questions.

PricewaterhouseCoopers LLP’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the financial statements included in the Company’s quarterly reports.

The Board recommends that shareholders vote “FOR” the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2003.

PROPOSALS FOR 2004 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2004 annual meeting of shareholders must present such proposal to the Company’s Secretary at the Company’s principal office in Richmond, Virginia, not later than October 29, 2003, in order for the proposal to be considered for inclusion in the Company’s proxy statement. The Company anticipates holding the 2004 annual meeting on March 24, 2004.

The Company’s by-laws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must deliver timely notice in writing to the Secretary of the Company not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting. Because the 2003 annual meeting is to be held on March 26, 2003, the Secretary of the Company must receive written notice of a proposal to be acted upon at the 2004 annual meeting not later than the close of business on December 27, 2003 nor earlier than the close of business on November 27, 2003.

The notice must contain (a) as to each matter, (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Company, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting and (4) any material interest in such business of such shareholder and for the beneficial owner, if any, on whose behalf the proposal is made and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (1) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Company that are owned beneficially and of record by such shareholder and such beneficial owner, (3) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from shareholders in support of such proposal.

CERTAIN MATTERS RELATING TO PROXY MATERIALS

AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports.    This proxy statement and the Company’s Annual Report on Form 10-K are available on the Company’s Internet site at http://www.albemarle.com. Shareholders can elect to access future proxy soliciting materials, including notices to shareholders of annual meetings and proxy statements, and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce the Company’s printing and postage costs and the number of paper documents shareholders would otherwise receive. The Company will notify shareholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying the Company otherwise at Albemarle Corporation, 330 South Fourth Street, Richmond, Virginia 23219, Attention: Corporate Secretary. Shareholders of record can choose this option by marking the appropriate oval on the proxy card included with this proxy statement. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on such form for instructions on how to elect to view future proxy statements and annual reports over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested by writing the Company at Investor Relations, Albemarle Corporation, 330 South Fourth Street, Richmond, Virginia 23219 or by telephoning 1-804-788-6091.

Separate Copies for Beneficial Owners.    Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this proxy statement or the Annual Report on Form 10-K by contacting the Company’s investor relations department as described above.

The Company will provide without charge to each person to whom this proxy statement has been delivered, on the written request of any such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including the financial statements and financial statement schedules. Requests should be directed to the Company’s investor relations department as described above. A list of the exhibits to the Annual Report on Form 10-K, showing the cost of each, will be delivered with a copy of the Annual Report on Form 10-K. Any of the exhibits listed will be provided upon payment of the charge noted on the list.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the meeting other than as set forth in this proxy statement. However, if any other matters properly come before the meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

George P. Manson, Jr., Secretary

Annex A

ALBEMARLE CORPORATION

2003 INCENTIVE PLAN

Albemarle Corporation

2003 Incentive Plan

ARTICLE I	DEFINITIONS

1.01.	Administrator	A-1

1.02.	Affiliate	A-1

1.03.	Board	A-1

1.04.	Change in Control	A-1

1.05.	Code	A-1

1.06.	Committee	A-1

1.07.	Common Stock	A-1

1.08.	Company	A-1

1.09.	Control Change Date	A-1

1.10.	Corresponding SAR	A-1

1.11.	Fair Market Value	A-2

1.12.	Incentive Award	A-2

1.13.	Initial Value	A-2

1.14.	Notice Award	A-2

1.15.	Option	A-2

1.16.	Participant	A-2

1.17.	Performance Unit	A-2

1.18.	Plan	A-3

1.19.	Restricted Stock	A-3

1.20.	SAR	A-3

1.21.	Ten Percent Shareholder	A-3

ARTICLE II	PURPOSES	A-4

ARTICLE III	ADMINISTRATION	A-4

ARTICLE IV	ELIGIBILITY

4.01.	General	A-5

4.02.	Grants	A-5

4.03.	Limitation	A-5

ARTICLE V	STOCK SUBJECT TO PLAN	A-5

ARTICLE VI	OPTION PRICE	A-6

Albemarle Corporation

2003 Incentive Plan

ARTICLE VII	EXERCISE OF OPTIONS AND SARS

7.01.	Maximum Option or SAR Period	A-6

7.02.	Nontransferability	A-7

7.03.	Transferable Options and SARs	A-7

7.04.	Employee Status	A-7

7.05.	Change in Control	A-7

7.06.	Performance Objectives	A-7

ARTICLE VIII	METHOD OF EXERCISE

8.01.	Exercise	A-8

8.02.	Payment	A-8

8.03.	Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR	A-8

8.04.	Shareholder Rights	A-9

ARTICLE IX	RESTRICTED STOCK

9.01.	Award	A-9

9.02.	Vesting	A-9

9.03.	Performance Objectives	A-9

9.04.	Change in Control	A-10

9.05.	Shareholder Rights	A-10

ARTICLE X	INCENTIVE AWARDS

10.01.	Awards	A-10

10.02.	Terms and Conditions	A-10

10.03.	Determination of Payment of Cash and/or Common Stock In Settlement of An Incentive Award	A-11

ARTICLE XI	PERFORMANCE UNIT AWARDS

11.01.	Award	A-11

11.02.	Earning the Award	A-11

11.03.	Change in Control	A-12

11.04.	Shareholder Rights	A-12

Albemarle Corporation

2003 Incentive Plan

ARTICLE XII	ADJUSTMENT UPON CHANGE IN COMMON STOCK	A-12

ARTICLE XIII	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES	A-13

ARTICLE XIV	GENERAL PROVISIONS

14.01.	Effect on Employment	A-13

14.02.	Unfunded Plan	A-14

14.03.	Disposition of Stock	A-14

14.04.	Rules of Construction	A-14

14.05.	Withholding Taxes	A-14

14.06.	Certain Reduction of Restrictive Payments	A-14

ARTICLE XV	AMENDMENT	A-15

ARTICLE XVI	DURATION OF PLAN	A-15

ARTICLE XVII	EFFECTIVE DATE OF PLAN	A-15

SIGNATURE PAGE		A-16

APPENDIX A

Albemarle Corporation

2003 Incentive Plan

ARTICLE I

DEFINITIONS

1.01.    Administrator

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02.    Affiliate

Affiliate means any “subsidiary” or “parent” corporation (within the meaning of Code section 424) of the Company.

1.03.    Board

Board means the Board of Directors of the Company.

1.04.    Change in Control

Change in Control has the meaning set forth in Appendix A

1.05.    Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06.    Committee

Committee means the Executive Compensation Committee of the Board.

1.07.    Common Stock

Common Stock means the Common Stock of the Company.

1.08.    Company

Company means Albemarle Corporation.

1.09.    Control Change Date

Control Change Date has the meaning set forth in Appendix A.

1.10.    Corresponding SAR

Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

Albemarle Corporation

2003 Incentive Plan

1.11.    Fair Market Value

Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

1.12.    Incentive Award

Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a payment in cash or Common Stock in an amount determined by the Administrator.

1.13.    Initial Value

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option, and with respect to an SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.

1.14.    Notice of Award

Notice of Award means a written notice (including any amendment or supplement thereto) from the Company to a Participant specifying the terms and conditions of an award of Restricted Stock, Performance Unit award, or an Option or SAR, an Incentive Award or a combination thereof, granted to such Participant.

1.15.    Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in a Notice of Award.

1.16.    Participant

Participant means an employee of the Company or an Affiliate, including an employee who is a member of the Board, or an individual who provides services to the Company or an Affiliate, who satisfies the requirements of Article IV and is selected by the Administrator to receive a Restricted Stock award, Performance Unit award, an Option, an SAR, an Incentive Award or a combination thereof.

1.17.    Performance Unit

Performance Unit means an award which, in accordance with and subject to a Notice of Award, will entitle the Participant, or his estate or beneficiary in the event of the Participant’s death, to receive cash or Common Stock or a combination thereof.

Albemarle Corporation

2003 Incentive Plan

1.18.    Plan

Plan means the Albemarle Corporation 2003 Incentive Plan.

1.19.    Restricted Stock

Restricted Stock means Common Stock awarded to a Participant under Article IX. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the applicable Notice of Award, they become transferable and free of substantial risks of forfeiture.

1.20.    SAR

SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in a Notice of Award. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.21.    Ten Percent Shareholder

Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

Albemarle Corporation

2003 Incentive Plan

ARTICLE II

PURPOSES

The Plan is intended to assist the Company in recruiting and retaining individuals with ability and initiative who provide services to the Company or an Affiliate by enabling such persons to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Performance Units and shares of Restricted Stock, the grant of SARs, the grant of both Options qualifying under Code section 422 (“incentive stock options”) and Options not so qualifying, and the grant of Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to award Performance Units and Restricted Stock and to grant Options, SARs and Incentive Awards upon such terms (not inconsistent with the provisions of the Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of Restricted Stock, Performance Units, or an Incentive Award, including by way of example and not limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate or that the Company achieve a specified level of financial performance or financial return. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, the time at which Restricted Stock may become transferable or nonforfeitable, or the time at which Performance Units or Incentive Awards are earned. In addition, the Administrator shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Notice of Awards; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of the Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to the Plan or any Notice of Award, Option, SAR, Incentive Award, award of Performance Units, or Restricted Stock award. All expenses of administering the Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company or the Executive Committee of the Board, all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as in effect from time to time. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

Albemarle Corporation

2003 Incentive Plan

ARTICLE IV

ELIGIBILITY

4.01.    General

Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of the Plan) or a person who provides services to the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of the Plan) is eligible to participate in the Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Directors of the Company who are employees of the Company or an Affiliate may be selected to participate in the Plan. A person who is a member of the Committee may not be granted Options or SARs, or awarded Restricted Stock, Performance Units, or Incentive Awards under the Plan.

4.02.    Grants

The Administrator will designate individuals to whom shares of Restricted Stock or Performance Units are to be awarded and to whom Incentive Awards, Options and SARs are to be granted and will specify the number of shares of Common Stock subject to each award or grant. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. Each award of Performance Units, each Incentive Award, each Restricted Stock award, and all grants of Options and SARs under the Plan shall be evidenced by Notice of Awards which shall be subject to the applicable provisions of the Plan and to such other provisions as the Administrator may adopt. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of the Company and its Affiliates) that are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds the limitation prescribed by Code section 422(d). The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.

4.03.    Limitation

No Participant may be granted Options and SARs that are not related to Options in any calendar year for more than 200,000 shares of Common Stock. For purposes of the preceding sentence, an Option and Corresponding SAR are treated as a single award. In addition, no Participant may, in any calendar year, be awarded, in the aggregate, Restricted Stock, Performance Units, and/or Incentive Awards covering more than 100,000 shares of Common Stock.

ARTICLE V

STOCK SUBJECT TO PLAN

Upon the award of shares of Restricted Stock the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so

Albemarle Corporation

2003 Incentive Plan

directs), shares of Common Stock from its authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options and SARs, the award of Restricted Stock, or in settlement of Incentive Awards or Performance Units under the Plan is 3,000,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be subject to adjustment as provided in Article XII. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Restricted Stock awards, Incentive Awards, and awards of Performance Units to be granted under the Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Restricted Stock awards, Incentive Awards, and awards of Performance Units to be granted under the Plan. If an award of Restricted Stock is forfeited, in whole or in part, the number of shares of Common Stock allocated to the award of Restricted Stock or portion thereof may be reallocated to other Options, SARs, Restricted Stock awards, Incentive Awards, and awards of Performance Units to be granted under the Plan. If an award of Performance Units is forfeited, in whole or in part, without the issuance of an award of Common Stock, the number of shares of Common Stock allocated to the award of Performance Units or portion thereof may be reallocated to other Options, SARs, Restricted Stock awards, Incentive Awards, and awards of Performance Units to be granted under the Plan.

ARTICLE VI

OPTION PRICE

The price per share for Common Stock to be purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock to be purchased on the exercise of any Option that is an incentive stock option shall not be less than the Fair Market Value on the date the Option is granted and provided further that the price per share shall not be less than 110% of such Fair Market Value in the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date such incentive stock option is granted.

ARTICLE VII

EXERCISE OF OPTIONS AND SARS

7.01.    Maximum Option or SAR Period

The maximum period in which an Option or SAR may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option or its Corresponding SAR shall be exercisable after the expiration of ten years from the date such Option or Corresponding SAR was granted. In the case of an incentive stock option or its Corresponding SAR that is granted to a participant who is a Ten Percent Shareholder, such Option and Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option that is an incentive stock option or Corresponding SAR may provide that it is exercisable for a period less than such maximum period.

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7.02.    Nontransferability

Any Option or SAR granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons. During the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.03.    Transferable Options and SARs

Section 7.02. to the contrary notwithstanding, if the Notice of Award provides, an Option that is not an incentive stock option or an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under applicable law as in effect from time to time. The holder of an Option or SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option or SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option or SAR except by will or the laws of descent and distribution. An Option or its Corresponding SAR may only be transferred if the awards are transferred to the same person or persons or entity or entities.

7.04.    Employee Status

For purposes of determining the applicability of Code section 422 (relating to incentive stock options), or in the event that the terms of any Option or SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

7.05.    Change in Control

Section 7.01. to the contrary notwithstanding, upon a Control Change Date each Option or SAR then outstanding shall be fully exercisable thereafter in accordance with the terms of the applicable Notice of Award.

7.06.    Performance Objectives

The Committee may prescribe that an Option or SAR is exercisable only to the extent that certain performance objectives are attained. Such performance objectives may be based on one or more of the Company’s, an Affiliate’s or a business unit’s (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book

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value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added, (xviii) productivity, (xix) level of expenses, (xx) quality record, (xxi) safety record (xxii) customer satisfaction measurements, (xxiii) product development or improvement, (xxiv) peer group comparisons of any of the aforementioned objectives or (xxv) such other performance objectives, if any, as may be determined by the Committee. If the Committee, on the date of the award, prescribes that an Option or SAR shall become exercisable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the Option or SAR shall become exercisable only to the extent the Committee certifies that such objectives have been achieved.

ARTICLE VIII

METHOD OF EXERCISE

8.01.    Exercise

Subject to the provisions of Articles VII and XIII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the option price of the related Option. An Option or SAR granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with the Plan and the applicable Notice of Award with respect to the remaining shares subject to the Option or related to the SAR. The exercise of either an Option or a Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

8.02.    Payment

Unless otherwise provided by the Notice of Award, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. Subject to rules established by the Committee, payment of all or part of the Option price may be made with shares of Common Stock of the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value of the shares (determined as of the day preceding the date of exercise) must not be less than the Option Price of shares for which the Option is being exercised.

8.03.    Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR

At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share shall be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

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8.04.    Shareholder Rights

No Participant shall have any rights as a stockholder with respect to shares subject to his Option or SAR until the date of exercise of such Option or SAR.

ARTICLE IX

RESTRICTED STOCK

9.01.    Award

In accordance with the provisions of Article IV and subject to the limitations set forth in Article V, the Administrator will designate each individual to whom an award of Restricted Stock is to be made and will specify the number of shares of Common Stock covered by the award.

9.02.    Vesting

The Administrator, on the date of the award, must prescribe that a Participant’s rights in the Restricted Stock shall be forfeitable or otherwise restricted for a period of time or until satisfaction of such conditions as are set forth in the Notice of Award. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term or if the Company, the Company and its Affiliates or the Participant fails to achieve stated objectives.

9.03.    Performance Objectives

In accordance with Section 9.02, the Committee may prescribe that awards of Restricted Stock will become vested or transferable or both based on objectives stated with respect to one or more of the Company’s, an Affiliate’s or a business unit’s (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added, (xviii) productivity, (xix) level of expenses, (xx) quality record, (xxi) safety record, (xxii) customer satisfaction measurements, (xxiii) product development or improvement, (xxiv) peer group comparisons of any of the aforementioned objectives or (xxv) such other performance objectives, if any, as may be determined by the Committee. If the Committee, on the date of the award, prescribes that a Restricted Stock award shall become nonforfeitable and transferrable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the shares subject to such Restricted Stock award shall become nonforfeitable and transferrable only to the extent the Committee certifies that such objectives have been achieved.

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9.04.    Change in Control

Sections 9.02 and 9.03 to the contrary notwithstanding, upon a Control Change Date each Restricted Stock award then outstanding will become transferable and nonforfeitable in accordance with the terms of the applicable Notice of Award.

9.05.    Shareholder Rights

If, and as provided in the Notice of Award, prior to their forfeiture, a Participant will have all rights of a shareholder with respect to Restricted Stock, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Stock, (ii) the Company shall retain custody of the certificates evidencing shares of Restricted Stock, and (iii) the Participant will deliver to the Company a stock power or powers, endorsed in blank, with respect to each award of Restricted Stock. The limitations set forth in the preceding sentence shall not apply after the shares cease to be Restricted Stock.

ARTICLE X

INCENTIVE AWARDS

10.01.    Awards

The Administrator shall designate Participants to whom Incentive Awards are made for annual incentive payments. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator; provided, however, that in any calendar year no Participant may receive an Incentive Award for an amount in excess of $1.0 million.

10.02.    Terms and Conditions

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions may include, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate or that the Company, Affiliate, or the Participant attain stated objectives or goals as a prerequisite to payment under an Incentive Award. Such performance objectives or goals may be based on one or more of the Company’s, an Affiliate’s or a business unit’s (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added, (xviii) productivity, (xix) level of expenses, (xx) quality, (xxi) safety, (xxii) customer satisfaction, (xxiii) product development or improvement, (xxiv) peer group comparisons of any of the aforementioned objectives or (xxv) such other performance objectives, if any, as may be determined by the Committee. If the Committee, on the date of the award, prescribes that the Incentive Award shall be earned only upon the attainment of

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performance objectives stated with respect to one or more of the foregoing criteria, such Incentive Award shall be earned only to the extent that the Committee certifies that such objectives have been achieved. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement.

Except with respect to those Participants who are covered employees (as determined under Code section 162(m)(3)) and notwithstanding any other provision of the Plan, the Administrator, in its discretion may adjust the terms, conditions or other requirements applicable to Incentive Awards and may increase or decrease the amounts otherwise payable under an Incentive Award, to reflect unusual or extraordinary transactions or events. The Administrator may make such adjustments with respect to one or more Participants, with respect to all Participants as to Incentive Awards made during a particular year, or with respect to all outstanding Incentive Awards.

10.03.    Determination of Payment of Cash and/or Common Stock In Settlement of An Incentive Award

At the Administrator’s discretion, an Incentive Award may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share shall be deliverable in settlement of an Incentive Award but a cash payment will be made in lieu thereof.

ARTICLE XI

PERFORMANCE UNIT AWARDS

11.01.    Award

In accordance with the provisions of Article IV and subject to the limitations set forth in section 4.03, the Administrator will designate individuals to whom an award of Performance Units is granted and will specify the number of shares of Common Stock covered by the award.

11.02.    Earning the Award

The Administrator, on the date of the grant of an award, may prescribe that the Performance Units, or portion thereof, will be earned, and the Participant will be entitled to receive Common Stock or cash, or a combination thereof, only upon the satisfaction of certain requirements or the attainment of certain objectives. By way of example and not of limitation, the restrictions may provide that Performance Units shall be earned only upon the Participant’s completion of a specified period of employment with the Company or an Affiliate or upon the attainment of stated performance objectives or goals. Such performance objectives or goals may be based on one or more of the Company’s, an Affiliate’s or a business unit’s (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added,

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(xviii) productivity, (xix) level of expenses, (xx) quality record, (xxi) safety record, (xxii) customer satisfaction measurements, (xxiii) product development or improvement, (xxiv) peer group comparisons of any of the aforementioned objectives or (xxv) such other performance objectives, if any, as may be determined by the Committee. If the Committee, on the date of the award, prescribes that Performance Units shall be earned only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, such Performance Units shall be earned only to the extent the Committee certifies that such objectives have been achieved. At the Administrator’s discretion, a Performance Unit may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share shall be deliverable in settlement of a Performance Unit but a cash payment will be made in lieu thereof.

11.03.    Change in Control

Section 11.02 to the contrary notwithstanding, in accordance with the terms of the applicable Notice of Award, each Performance Unit shall be earned and converted into an award of Common Stock or cash, or a combination thereof as of a Control Change Date and such awards of Common Stock will become transferable and nonforfeitable thereafter in accordance with the terms of the applicable Notice of Award.

11.04.    Shareholder Rights

No Participant shall, as a result of receiving an award of Performance Units, have any rights as a shareholder until and to the extent that the award of Performance Units is earned and an award of Common Stock is made. If the Notice of Award so provides, a Participant may receive a cash payment or an award of Common Stock equal to the dividends that are payable with respect to the number of shares of Common Stock covered by the award between the date the Performance Units are earned and the date an award of Common Stock is made. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Unit award or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution. After an award of Performance Units is earned and an award of Common Stock is made, a Participant will have all the rights of a shareholder.

ARTICLE XII

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Restricted Stock may be awarded, as to which Options and SARs may be granted, and which may be issued in settlement of Incentive Awards or Performance Units under the Plan shall be proportionately adjusted, and the terms of outstanding Restricted Stock awards, Performance Unit awards, Incentive Awards, Options, and SARs shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Code section 424 applies or (b) there occurs any other event that, in the judgment of the Committee, necessitates such action. Any determination made under this Article XII by the Committee shall be final and conclusive.

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2003 Incentive Plan

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards of Restricted Stock, Performance Units, Incentive Awards, Options or SARs.

The Committee may grant Performance Units, shares of Restricted Stock, Incentive Awards, Options, and SARs in substitution for performance units, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who is or becomes an employee of the Company or an Affiliate in connection with a transaction described in this Article XII. Notwithstanding any provision of the Plan (other than the limitations of Article V), the terms of such substituted Performance Unit awards, Restricted Stock awards, Incentive Awards and Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any stock listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which shares of Restricted Stock are awarded or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Restricted Stock shall be awarded, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV

GENERAL PROVISIONS

14.01.    Effect on Employment

Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefore.

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2003 Incentive Plan

14.02.    Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03.    Disposition of Stock

A Participant shall notify the Administrator of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

14.04.    Rules of Construction

Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

14.05.    Withholding Taxes

Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Notice of Award, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an SAR, Performance Unit award, or Incentive Award) or a cash equivalent acceptable to the Committee. Any withholding tax obligations may also be satisfied by surrendering shares of Common Stock to the Company, by withholding or reducing the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the vesting of an award of Restricted Stock, or by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day preceding the date the Option or SAR is exercised, or the Restricted Stock vests, as applicable.

14.06.    Certain Reduction of Restrictive Payments

Any benefit, payment, accelerated vesting or other right under the Plan may constitute a “parachute payment” (as defined in Code section 280G(b)(2)(A), but without regard to Code section 280G(b)(2)(A)(ii)), with respect to a Participant and the Participant may incur a liability under Code section 4999. In accordance with the terms of a Notice of Award, the Company may reduce or adjust any such parachute payments so that a Participant will not incur any liability under Code section 4999.

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2003 Incentive Plan

ARTICLE XV

AMENDMENT

The Board may amend the Plan from time to time or terminate it; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any outstanding Restricted Stock award, Performance Unit award, Incentive Award or under any Option or SAR outstanding at the time such amendment is made.

ARTICLE XVI

DURATION OF PLAN

No Performance Units or shares of Restricted Stock may be awarded and no Option, SAR, or Incentive Award may be granted or made under the Plan more than ten years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by shareholders as provided in Article XVII. Awards of Restricted Stock, Performance Units, Incentive Awards, and Options and SARs granted before that date shall remain valid in accordance with their terms.

ARTICLE XVII

EFFECTIVE DATE OF PLAN

Shares of Restricted Stock and Performance Units may be awarded and Options, SARs, and Incentive Awards may be granted or made under the Plan upon its adoption by the Board, provided that no Restricted Stock award, Performance Unit award, Incentive Award, Option or SAR will be effective unless the Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting provided that the total vote cast for or against adoption of the Plan represents over 50% of the outstanding Common Stock.

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2003 Incentive Plan

SIGNATURE PAGE

As evidence of its adoption of the Plan, the Company has caused this document to be executed by its duly authorized officer this 31st day of January, 2003.

ALBEMARLE CORPORATION

By:	/s/ JACK P. HARSH
Vice President, Human Resources

Albemarle Corporation

2003 Incentive Plan

APPENDIX A

Albemarle Corporation

Change In Control Provision

1.    Change in Control means the occurrence of any of the following events:

(a)    any Person, or “group” as defined in section 13(d)(3) of the Securities Exchange Act of 1934 (excluding Floyd D. Gottwald, Jr., William M. Gottwald, John D. Gottwald, James T. Gottwald, members of their families and any Affiliate), becomes, directly or indirectly, the Beneficial Owner of 20% or more of the combined voting power of the then outstanding Albemarle securities that are entitled to vote generally for the election of Albemarle’s directors (the “Voting Securities”) (other than as a result of an issuance of securities by Albemarle approved by Continuing Directors, or open market purchases approved by Continuing Directors at the time the purchases are made);

(b)    as the direct or indirect result of, or in connection with, a reorganization, merger, share exchange or consolidation (a “Business Combination”), a contested election of directors, or any combination of these transactions, Continuing Directors cease to constitute a majority of Albemarle’s board of directors, or any successor’s board of directors, within two years of the last of such transactions;

(c)    the shareholders of Albemarle approve a Business Combination, unless immediately following such Business Combination, (i) all or substantially all of the Persons who were the Beneficial Owners of the Voting Securities outstanding immediately prior to such Business Combination Beneficially Own more than 70% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns Albemarle through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (ii) no Person (excluding Floyd D. Gottwald, Jr., William M. Gottwald, John D. Gottwald, James T. Gottwald, members of their families and any Affiliate and any employee benefit plan or related trust of Albemarle or the Company resulting from such Business Combination) Beneficially Owns 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such Business Combination and (iii) at least a majority of the members of the board of directors of the Company resulting from such Business Combination are Continuing Directors.

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2.    Definitions

(a)    Affiliate and Associate shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement (the “Exchange Act”).

(b)    Albemarle means Albemarle Corporation.

(c)    Beneficial Owner means that a Person shall be deemed the “Beneficial Owner” and shall be deemed to “beneficially own,” any securities:

(i)    that such Person or any of such Person’s Affiliates or Associates owns, directly or indirectly;

(ii)    that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed to be the “Beneficial Owner” of, or to “beneficially own,” securities tendered pursuant to a tender or exchange offer made by such Person or any such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

(iii)    that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote, including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subsection as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (1) arises solely from a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with the applicable provisions of the General Rules and Regulations under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iv)    that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associates thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subsection (iii) of this definition) or disposing of any voting securities of Albemarle provided, however, that notwithstanding any provision of this definition, any Person engaged in business as an underwriter of securities who acquires any securities of Albemarle through such Person’s participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933, shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” such securities until the expiration of forty days after the date of acquisition; and provided, further, that in no case shall an officer or director of Albemarle be deemed (1) the

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beneficial owner of any securities beneficially owned by another officer or director of Albemarle solely by reason of actions undertaken by such persons in their capacity as officers or directors of Albemarle; or (2) the beneficial owner of securities held of record by the trustee of any employee benefit plan of Albemarle or any Subsidiary of Albemarle for the benefit of any employee of Albemarle or any Subsidiary of Albemarle, other than the officer or director, by reason of any influences that such officer or director may have over the voting of the securities held in the trust.

(d)    Company means Albemarle or any successor thereto.

(e)    Continuing Director means any member of Albemarle’s Board, while a member of that Board, and (i) who was a member of Albemarle’s Board prior to January 31, 2003, or (ii) whose subsequent nomination for election or election to Albemarle’s Board was recommended or approved by a majority of the Continuing Directors.

(f)    Control Change Date means the date on which an event described in paragraph 1 occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

(g)    Person means any individual, firm, company, partnership or other entity.

(h)    Subsidiary means, with references to any Person, any company or other entity of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority of such company or other entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

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[Form of Proxy]

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

NOW AVAILABLE

Albemarle Corporation (the “Company”) provides its annual reports and proxy solicitation materials, including notices to shareholders of annual meetings and proxy statements, over the Internet. If you give your consent to access these documents over the Internet, the Company will advise you when these documents become available on the Internet. Providing these documents over the Internet will reduce the Company’s printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company that you wish to resume mail delivery of the annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents.

To give your consent, mark the appropriate oval located on the attached card.

Ú  FOLD AND DETACH HERE  Ú

ALBEMARLE CORPORATION

Richmond, Virginia

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 26, 2003

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Floyd D. Gottwald, Jr., Seymour S. Preston III and William M. Gottwald, or any of them, with full power of substitution in each, proxies to vote all shares of the undersigned in Albemarle Corporation, at the annual meeting of shareholders to be held March 26, 2003, and at any and all adjournments or postponements thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees and FOR Proposal 2 and Proposal 3 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT!

(Continued and to be signed on the reverse side.)

Ú  FOLD AND DETACH HERE  Ú

ALBEMARLE CORPORATION

PLEASE MARK VOTE IN OVALS USING DARK INK ONLY.

1.	Election of Directors

¡  FOR ALL                        ¡  WITHHOLD ALL                        ¡  FOR ALL EXCEPT

Nominees: Mark C. Rohr, Lloyd B. Andrew, Charles E. Stewart, William M. Gottwald, Seymour S. Preston III, Floyd D. Gottwald, Jr., Richard L. Morrill, Anne Marie Whittemore and John D. Gottwald.

INSTRUCTION: To withhold authority to vote for any such nominee(s), write the name(s) of the nominee(s) on the line provided below:

2.	The proposal to approve the Albemarle Corporation 2003 Incentive Plan.

¡  FOR                                 ¡  AGAINST                                      ¡  ABSTAIN

3.	The proposal to approve the appointment of PricewaterhouseCoopers LLP as the auditors for the Company for 2003.

¡  FOR                                 ¡  AGAINST                                      ¡  ABSTAIN

Until contrary notice is given to the Company, I consent to access all future proxy statements and annual reports issued by the Company over the Internet.  ¡

Dated: , 2003

Signature

Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.